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                                                                     Exhibit 5.3

                      (BASS, BERRY & SIMS PLC LETTERHEAD)




                                 April 28, 2003



Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

         Re: Prospectus Supplement to Registration Statement on Form S-3 (Common Stock)

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Prospectus Supplement (the "Prospectus Supplement") to a Registration Statement on Form S-3, as amended (the "Registration Statement") filed by you with the Securities and Exchange Commission. The Prospectus Supplement relates to 6,400,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of Corrections Corporation of America, a Maryland corporation (the "Company"), to be offered by the Company and 1,200,000 shares of Common Stock to be offered by a selling stockholder (including an over-allotment option of 1,140,000 shares) as described in the Registration Statement and the Prospectus Supplement.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and such other matters as we have deemed relevant, and relying on the opinion of Miles & Stockbridge, P.C., as to all matters of Maryland law, we are of the opinion that:

        1. The shares of Common Stock to be offered by the Company, when and as described in the Prospectus Supplement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable; and

        2. The shares of Common Stock to be offered by the selling stockholder as described in the Prospectus Supplement are validly issued, fully paid and nonassessable.




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Corrections Corporation of America
April 28, 2003
Page 2 of 2


        We hereby consent to the reference to our law firm in the Registration Statement and the Prospectus Supplement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                 Sincerely,


                                                 /s/ Bass, Berry & Sims PLC